Exhibit 99.1

PRESS RELEASE

INX Acquires Select, Inc., A Leading New England-Based Cisco Gold Partner

Company Expands National Presence with Acquisition of Select, Inc., a $40 Million Revenue Boston-Based Cisco-Centric IP Network Infrastructure Solutions Provider to Enterprise Organizations Throughout New England; transaction expected to be accretive to per-share earnings.

HOUSTON--(BUSINESS WIRE)--INX, Inc.--(NASDAQ:  INXI) announced today that it has acquired Select, Inc. a leading 20 year old Boston, Massachusetts-based Cisco-centric solutions provider focused on delivering best in class IP Telephony, IP Storage and network infrastructure solutions throughout New England with approximately $40 million in annual revenues.

“This transaction substantially expands our market presence into the Northeast and is part of our ongoing national expansion,” said Jim Long, INX’s Chairman and CEO. “Like INX, Select is a leading Cisco-centric provider of IP communications and advanced technology solutions. This acquisition, coupled with our solid organic growth, continues to fuel our strategic drive to become the premier national provider of advanced technology network solutions for enterprises.”

Select, Inc., a Gold Certified Cisco partner, is a professional networking services company that designs, implements, maintains and supports advanced IP communications networks for enterprises.

Dana Zahka, founder, President and CEO of Select, commented, “We have spent more than 20 years building an organization focused on quality and customer satisfaction. We are pleased to be joining a firm so similar to ours in terms of market focus; a company that also has a strong reputation for quality of service delivery. What’s most exciting is our ability to leverage INX’s depth in Unified Communications and in particular, their Network Operations Center, NetSurant, whose offerings complete the full life-cycle of the infrastructure solutions we provide. There is no doubt that our customers will benefit tremendously by our additional capabilities as part of a premier national organization. Being part of INX allows us to become a stronger partner to our customer base. Our customers will continue to experience the high levels of service Select has become known for while benefiting from additional services and a national presence. My commitment to serve our clients is unwavering and I look forward to introducing our expanded capabilities.”

Ms. Zahka will join INX as Regional Vice President for New England.

Mark Hilz, President and COO of INX, commented, “With the acquisition of Select, we add a leading provider of Unified Communications, Storage Solutions and IP network infrastructure solutions in New England for enterprise organizations. Select has a long-standing reputation for excellence in our industry and we are very pleased to have the opportunity for this outstanding organization to become a part of INX.  Dana Zahka has built an outstanding organization with an excellent reputation and a very close relationship with Cisco, as well as deep, long-term relationships with many of the leading enterprise organizations in New England. Dana brings a proven management team and a seasoned sales and delivery organization to an expanded market presence for our company.”

The acquisition closed on August 31, 2007, and was structured as a purchase of all of the outstanding stock of Select, Inc. by INX. The purchase price consisted of $6.25 million cash and $2.25 million in shares of INX common stock consisting of 231,958 shares issued at closing. Additional purchase consideration consists of two components:  (a) a non-competition fee of $500,000 payable to Dana Zahka over a period of two years, and (b) a contingent purchase price payment, which is based upon financial performance of the acquired operations, and which consists of (i) up to an additional $1.2 million if the first year operating profit contribution from the acquired organization is $3.5 million or greater, and (ii) up to an additional $1.2 million in consideration if the second year operating profit contribution is $5.51 million or greater.  INX expects the transaction to be accretive to per-share earnings for the 12-month period following the transaction.

CONFERENCE CALL AND WEBCAST:

An investor conference call and webcast presentation will be held by the Company today, September 4, 2007, starting at 1:30 p.m. Eastern Daylight Time, during which Jim Long, INX’s Chairman and Chief Executive Officer, and Mark Hilz, INX’s President and Chief Operating Officer, will present details of the acquisition and answer investors’ questions in a public format. The call is expected to last approximately 45 minutes.

To access the conference call within the U.S., dial 877-809-2547. For international/toll access, dial 706-634-9510. The conference call will begin promptly at the scheduled time.  Investors wishing to participate should call the telephone number at least five minutes prior to that time.

A slide presentation related to the information that will be presented on the call will be available for viewing during the conference call.  To access the presentation via the web, participants should access www.INXI.com/Webcasts/Select at least ten (10) minutes prior to the call and log in to ensure web browser compatibility.

Beginning approximately one hour after the end of the conference call and ending on September 6, 2007, a replay of the conference call will be accessible by calling either 800-642-1687 from within the U.S., or 706-645-9291 for international/toll access. The replay of the conference call together with the webcast presentation will also be available by the following morning, for a period of 30 days, for listening via the Internet from the Company's web site at www.INXI.com/Webcasts/Select.

ABOUT INX INC.:

INX Inc. (NASDAQ: INXI) is a network infrastructure professional services firm delivering best-of-class “Business Ready Networks” to enterprise organizations. We offer a full suite of Advanced Technology solutions that support the entire life-cycle of IP Communications systems. Services include design, implementation and support of IP network infrastructure for enterprise organizations including routing and switching, IP Telephony, messaging, wireless, network storage and security. Operating in a highly focused manner provides a level of expertise that enables us to better compete in the markets we serve. Our customers for enterprise-level Cisco-centric advanced technology solutions include large enterprises organizations such as corporations, public schools as well as federal, state and local governmental agencies. Because we have significant experience implementing and supporting the critical technology building blocks of IP Telephony systems and other IP Communications advanced technology solutions for enterprises, we believe we are well positioned to deliver superior solutions and services to our customers. Additional information about INX can be found on the Web at www.inxi.com.

SAFE HARBOR STATEMENT:

The statements contained in this document and during the related conference call that are not statements of historical fact, including, but not limited to, statements identified by the use of terms such as "anticipate," "appear," "believe," "could," "estimate," "expect," "hope," "indicate," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "will," "would," and other variations or negative expressions of these terms are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These statements include but are not limited to the statements contained herein regarding expected future performance of INX and the recently acquired operations of Select.  The actual results of the future events described in the forward-looking statements in this document could differ materially from those stated in the forward-looking statements due to numerous factors. Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Cisco and Cisco Systems are registered trademarks of Cisco Systems Inc. in the United States and certain other countries.

CONTACT:

INX, Inc.
Mark Hilz
President and COO
469-549-3800
Mark.Hilz@inxi.com
  or
Brian Fontana
Chief Financial Officer
713-795-2000
Brian.Fontana@inxi.com